   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 7, 1995



                                                       REGISTRATION NO. 33-61747

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             ---------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                             CAIRN ENERGY USA, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                            1311                           23-2169839
  (State or other jurisdiction      (Primary Standard Industrial            (I.R.S. Employer
of incorporation or organization)    Classification Code Number)         Identification Number)

                               MICHAEL R. GILBERT
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             CAIRN ENERGY USA, INC.
                        8235 DOUGLAS AVENUE, SUITE 1221
                              DALLAS, TEXAS 75225
                                 (214) 369-0316
           (Name, address, including zip code, and telephone number,
 including area code, of registrant's principal executive offices and of agent for service)

                             ---------------------

                                   Copies to:

      MARK D. WIGDER, ESQ.             LARRY JORDAN ROWE, ESQ.            STEVEN A. COHEN, ESQ.
      JENKENS & GILCHRIST,                  ROPES & GRAY                HOLME ROBERTS & OWEN LLC
   A PROFESSIONAL CORPORATION          ONE INTERNATIONAL PLACE          1700 LINCOLN, SUITE 4100
  1445 ROSS AVENUE, SUITE 3200       BOSTON, MASSACHUSETTS 02110         DENVER, COLORADO 80203
       DALLAS, TEXAS 75202                 (617) 951-7407                    (303) 866-0238
         (214) 855-4326

                             ---------------------
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reimbursement plans, check the following box. / /
                             ---------------------


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table indicates the expenses to be incurred in connection with the issuance and distribution of the securities described in this registration statement, other than underwriting discounts and commissions. The Company will pay all such expenses.


    Securities and Exchange Commission Registration Fee.......................  $ 12,404
    National Association of Securities Dealers, Inc. Filing Fee...............     4,097
    NASDAQ Stock Market Filing Fee............................................    17,500
    Blue Sky Fees and Expenses................................................     2,500*
    Accounting Fees and Expenses..............................................    47,000*
    Legal Fees and Expenses...................................................    55,000*
    Printing and Engraving Fees and Expenses..................................    95,000*
    Miscellaneous.............................................................     6,499*
                                                                                --------
              Total...........................................................  $240,000*
                                                                                ========


- ---------------


* Estimated.


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Company has authority under the Delaware General Corporation Law, subject to certain limitations, to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and certain settlements actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, so long as they had no reasonable cause to believe their conduct was unlawful.

Reference is also made to the Company's Certificate of Incorporation, which limits or eliminates a director's liability for monetary damages to the Company or its stockholders for acts or omissions in the director's capacity as a director, except that the Company's Certificate of Incorporation does not eliminate or limit the liability of a director for (i) a breach of the director's duty of loyalty to the Company or its stockholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (iv) an act or omission for which the liability of a director is expressly provided for by an applicable statute. In the case of an action by or in the right of the Company, indemnification is precluded if such person has been adjudged to be liable, unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which the action was brought shall determine that indemnification is proper. The Company will advance amounts to an indemnified person on receipt of an undertaking to repay the advance following any subsequent determination that the indemnified person is not entitled to indemnification. Indemnification will be provided unless it is determined to be improper (i) by a majority of disinterested directors constituting a quorum or if no such quorum is obtainable, a majority vote of a committee of two or more directors, (ii) by a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of disinterested stockholders, (iii) by independent legal counsel in a written opinion, or (iv) by a court of competent jurisdiction. The Company also has the power to obtain insurance indemnifying officers and directors of the Company against any liability which it may deem proper, whether or not the Company would have the power to indemnify such officer or director pursuant to the General Corporation Law of the State of Delaware. The Company has not obtained such insurance.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits:


  1.1    -- Form of Underwriting Agreement.
  1.2    -- Form of Agreement Among Underwriters.
  2.1    -- Purchase and Sale Agreement dated July 12, 1994, by and among Smith Offshore
            Exploration Company, II, Phemus Corporation, and Cairn Energy USA, Inc. (without exhibits) (the exhibits and schedules to the Agreement have been omitted pursuant to
            Item 601(b)(2) of Regulation S-K). Incorporated by reference from the Company's
            Current Report on Form 8-K, dated July 12, 1994, filed with the Commission on July
            27, 1994.
  2.2    -- Common Stock Purchase Agreement dated July 12, 1994 by and between Cairn Energy PLC and Phemus Corporation. Incorporated by reference from the Company's Current Report on Form 8-K, dated July 12, 1994, filed with the Commission on July 27, 1994.
 *5.1    -- Opinion of Jenkens & Gilchrist, a Professional Corporation.
*23.1    -- Consent of Ernst & Young LLP, Independent Auditors.
*23.2    -- Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion
            Exhibit 5).
*23.3    -- Consent of Ryder Scott Company.
*23.4    -- Consent of Arthur Andersen LLP, Independent Public Accountants
*24.1    -- Power of Attorney (included on the signature page of the Registration Statement).


- ---------------


  * Previously filed.


(b) Financial Statement Schedules:

          See index to financial schedules on page F-1.

ITEM 17.  UNDERTAKINGS.

A. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security-holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

D. The registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement or in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, thereunto duly authorized, in the City of Dallas, and the State of Texas, the 6th day of September, 1995.


                                          CAIRN ENERGY USA, INC.
                                          (Registrant)

                                          By:    /s/  MICHAEL R. GILBERT
                                             ----------------------------------
                                                    Michael R. Gilbert,
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Michael R. Gilbert and J. M. M. Sutherland, and each of them, each with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


               SIGNATURE                                TITLE                        DATE
- ----------------------------------------   --------------------------------   ------------------
          /s/  MICHAEL R. GILBERT          President, Chief Executive          September 6, 1995
- ----------------------------------------     Officer and
           Michael R. Gilbert                Director (Principal Executive
                                             Officer)

          /s/  J.M.M. SUTHERLAND*          Senior Vice President, Chief        September 6, 1995
- ----------------------------------------     Financial
           J.M.M. Sutherland                 Officer, Treasurer, and
                                             Director
                                             (Principal Financial Officer)

              /s/  A. ALLEN PAUL*          Vice President-Finance              September 6, 1995
- ----------------------------------------     (Principal Accounting Officer)
             A. Allen Paul

           /s/  R. DANIEL ROBINS*          Director                            September 6, 1995
- ----------------------------------------
            R. Daniel Robins

          /s/  JACK O. NUTTER, II*         Director                            September 6, 1995
- ----------------------------------------
           Jack O. Nutter, II

               SIGNATURE                                TITLE                        DATE
- ----------------------------------------   --------------------------------   ------------------
       /s/  WILLIAM B. B. GAMMELL*         Director                            September 6, 1995
- ----------------------------------------
         William B. B. Gammell

         /s/  MICHAEL E. MCMAHON*          Director                            September 6, 1995
- ----------------------------------------
           Michael E. McMahon

            /s/  JOHN C. HALSTED*          Director                            September 6, 1995
- ----------------------------------------
            John C. Halsted

     *By:  /s/  MICHAEL R. GILBERT
- ----------------------------------------
           Michael R. Gilbert
       Agent and Attorney-in-Fact

                               INDEX TO EXHIBITS

                                                                                     SEQUENTIALLY
 EXHIBIT                                                                               NUMBERED
   NO.                                   DESCRIPTION                                     PAGE
- ---------- ------------------------------------------------------------------------  ------------
    1.1    -- Form of Underwriting Agreement.
    1.2    -- Form of Agreement Among Underwriters.
    2.1    -- Purchase and Sale Agreement dated July 12, 1994, by and among Smith
              Offshore Exploration Company, II, Phemus Corporation, and Cairn
              Energy USA, Inc. (without exhibits) (the exhibits and schedules to the Agreement have been omitted pursuant to Item 601(b)(2) of
              Regulation S-K). Incorporated by reference from the Company's Current
              Report on Form 8-K, dated July 12, 1994, filed with the Commission on
              July 27, 1994.
    2.2    -- Common Stock Purchase Agreement dated July 12, 1994 by and between
              Cairn Energy PLC and Phemus Corporation. Incorporated by reference from the Company's Current Report on Form 8-K, dated July 12, 1994, filed with the Commission on July 27, 1994.
   *5.1    -- Opinion of Jenkens & Gilchrist, a Professional Corporation.
  *23.1    -- Consent of Ernst & Young LLP, Independent Auditors.
  *23.2    -- Consent of Jenkens & Gilchrist, a Professional Corporation (included in opinion Exhibit 5).
  *23.3    -- Consent of Ryder Scott Company.
  *23.4    -- Consent of Arthur Andersen LLP, Independent Public Accountants
  *24.1    -- Power of Attorney (included on the signature page of the Registration
              Statement).

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  * Previously filed.